EXHIBIT 10.19(a)
FIRST AMENDMENT TO LEASE

AZTAR CORPORATION
BILTMORE FINANCIAL CENTER I

     THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made and entered into on May 26th, 2000. For reference purposes the effective date of this Amendment is the 15th day of February, 2001, by and between EAST CAMELBACK ROAD, INC., a Florida corporation (“Landlord”), successor-in-interest by assignment and assumption to SFERS Real Estate Corp.S Limited Partnership, an Arizona limited partnership (“SFERS”), as landlord, and AZTAR CORPORATION, a Delaware corporation (“Tenant”), as tenant.
RECITALS
     A. This First Amendment is entered into in consideration of the mutual promises, covenants and conditions set forth below, the receipt and sufficiency of which are hereby acknowledged by the parties.
     B. SFERS and Tenant entered into that certain Lease and Exhibits A through C thereto dated for reference purposes August 25, 1997 (collectively, the “Lease”) pertaining to Suite 400 consisting of approximately 13,058 rentable square feet (the “Premises”) in the office building located at 2390 East Camelback Road in Phoenix, Arizona, commonly known as Biltmore Financial Center I (the “Building”).
     C. Landlord is the current landlord and Tenant is the current tenant under the Lease.
     D. The parties desire to extend the Termination Date of the Lease and make certain other amendments to the Lease, subject to the terms set forth in the Lease, as amended herein.
     E. Capitalized terms used in this First Amendment without definition shall have the meanings given to such terms in the Lease.
AGREEMENTS
     1. Name of Landlord. The “Landlord” set forth on the Reference Page of the Lease is hereby deleted and replaced with “East Camelback Road, Inc., a Florida corporation”.

     2. Landlord’s Address. The “Landlord’s Address” set forth on the Reference Page of the Lease is hereby deleted and replaced with “c/o Transwestern-Voit, 2390 East Camelback Road, Suite 204, Phoenix, Arizona 85016-9002, with a copy to: Brier & Irish, P.L.C., 4201 North 24th Street, Phoenix, Arizona 85016, Attn: Robert N. Brier, Esq.”.
     3. Termination Date. The “Termination Date” set forth on the Reference Page of the Lease is deleted and replaced with “February 15, 2004”.
     4. Term of Lease. The “Term of Lease” set forth on the Reference Page of the Lease is deleted.
     5. Rental Schedule. The “Rental Schedule” set forth in Article 39 of the Lease is deleted and replaced with the following:

Date	Monthly Rent	Annual Rent

February 15, 2001 — February 15, 2002	$28,292.33	$339,508.00
February 16, 2002 — February 15, 2003	$28,564.38	$342,772.50
February 16, 2003 — February 15, 2004	$28,836.42	$346,037.00
     6. Parking. The first sentence in the “Parking” provision set forth in Article 40 of the Lease is deleted and replaced with the following: “From and after the effective date of this First Amendment and continuing through and including the Termination Date (as extended by this First Amendment), Tenant shall have the obligation to pay for and the right to use a total of twenty-eight (28) parking spaces, as follows: twenty-five (25) reserved parking spaces at $70.00 per month each and three (3) unreserved parking spaces at $55.00 per month each.”
     7. Refurbishment/Tenant improvements. Landlord shall perform or install, as applicable, the following refurbishments of and tenant improvements to the Premises, at Landlord’s sole cost and expense, pursuant to a mutually agreed schedule for completion: install new building standard carpeting throughout the Premises, including the front lobby; install new building standard tile in the kitchens; clean and/or paint all walls as specified on attached plan; repair all doors, as necessary; retouch all doors and bookcase facing and wood caps at planters and low walls, as necessary; and install new area carpets in the two conference rooms at the front of the suite. With the exception of the foregoing, Landlord shall have no further duty to construct and/or pay for any other refurbishment of or tenant improvements to the Premises.
     8. Parking Rules and Regulations. Tenant shall comply with the Parking Rules and Regulations for the Building, attached hereto as Exhibit D and incorporated herein by reference, as may be modified from time to time in Landlord’s reasonable discretion.

     9. Lease Status. Tenant hereby represents and warrants to Landlord that there are no offsets or credits against rentals. Further, Tenant agrees that there are no existing claims or causes of action against Landlord arising out of the Lease nor are there any existing defenses which Tenant has against the enforcement of the Lease by Landlord.
     10. Ratification. It is understood and agreed that the Lease is ratified, confirmed and in full force and effect, and has not been modified, supplemented or amended in any way except as herein provided. In the event of any inconsistency between the terms of the Lease and this First Amendment, the terms of this First Amendment shall prevail. All references in the Lease to “this Lease” shall be deemed references to the Lease as modified by this First Amendment.
     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this First Amendment as of the day and year first above written.

LANDLORD:	EAST CAMELBACK ROAD, INC., a Florida corporation
	By:	/s/ Michael J. Krier
Michael J. Krier
Its: Vice President Date: 6/8/2000

TENANT:	AZTAR CORPORATION, a Delaware corporation
	By:	/s/ Nelson W. Armstrong, Jr.
Nelson W. Armstrong, Jr.
Its: Vice President Administration & Secretary Date: 5/26/2000

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